FOR IMMEDIATE RELEASE

Village Farms International Reports Third Quarter 2022 Financial Results

•
Village Farms’ Canadian Cannabis Business Becomes #3 Producer in Canada Across All Product Categories for Third Quarter and #1 in October1
•
Canadian Cannabis Retail Branded Sales Increased 46% Year-Over-Year and 26% Sequentially
•
Quebec Business, Rose LifeScience, Becomes #2 LP in Quebec in October2
•
Canadian Cannabis Launches Soar, Its Third Major New Brand This Year
•
Completion of Continuance into the Province of Ontario

Vancouver, BC, November 9, 2022 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) (TSX: VFF) today announced its financial results for the third quarter ended September 30, 2022. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“The strong performance in our Canadian Cannabis business in the third quarter reflects the successful execution of our growth strategy and investments as we achieved another sales record, outstanding growth in retail sales, and our 16th consecutive quarter of positive adjusted EBITDA,” said Michael DeGiglio, Chief Executive Officer, Village Farms. “Our growth in retail branded sales continues to be driven by multiple factors. Pure Sunfarms, which remains the best-selling dried flower-brand nationwide, grew market share with consumer-preferred innovations. We launched the first SKUs in our new brand targeting the value segment of the market, The Original Fraser Valley Weed Co., which has already contributed to expanding our number one dried flower market share positions in BC and Alberta. In Quebec, Rose LifeScience became the number two selling licensed producer in October, less than one year after our majority acquisition, as it launched new products across its brands, including the highly successful Promenade brand in collaboration with Pure Sunfarms. All of this contributed to Village Farms becoming the number one selling cannabis company in Canada across all product categories in October.”

“As our spending on major brand launches subsides and with completion of our investment in 100% hang-dry product, we remain focused on prudent cost management to further enhance profitability over the near- and long-terms and invest in future growth. We continue to refine our operating model to further expand our leading market share and profitability status. We expect to contribute to industry growth through consumer-led innovation like our new Soar brand being unveiled this week.”

“In our U.S. Cannabis business, Balanced Health Botanicals continues to perform well despite the challenging consumer environment. We remain focused on cultivating our customer base and managing our costs as we pursue new sales opportunities and introduce new products such as the recently launched second product in the Synergy+ line, Deep Sleep Synergy+.”

“Internationally, we continue to steadily move forward on multiple opportunities in select additional markets. Sales to Australia have accelerated through this year spurred by market growth and consumer brand affinity, with third quarter sales more than tripling from the first quarter of this year. We continue to progress towards commencing shipments to Israel and Germany. And in the Netherlands, where we hold just one of ten cultivation licenses granted under the Closed Cannabis Supply Chain Experiment in that country, we are advancing our plan to directly participate in what is expected to be the first major European market to permit large-scale cannabis cultivation and distribution for recreational purposes.”

“Our Fresh Produce business continues to be impacted by a number of significant pressures including input cost inflation, adequate supply of product, which has challenged our ability to pass on higher costs to customers, and the ongoing challenges of the Brown Rugose tomato virus that is impacting growers globally. We are encouraged by the progress of the operational review we initiated late summer of this year with the goal of optimizing the profitability of this business. We believe strongly in the potential of these operations, especially for their optionality and considerably greater value as part of our cannabis strategy in a national or Texas state legal cannabis market in which we can participate.”

1. Based on estimated retail sales from HiFyre and Weed Crawler, as of October 31, 2022.

2. Based on estimated retail sales from Weed Crawler, as of October 31, 2022.

Third Quarter 2022 Financial Highlights

(All comparable periods are for the third quarter of 2021)

Consolidated

•
Consolidated sales were $71.1 million, a decrease of (2)% from $72.4 million; on a constant currency basis, consolidated sales were essentially unchanged from the previous year;
•
Consolidated net loss was ($8.7 million), or ($0.10) per share compared with net income of $0.8 million), or $0.01 per share; and,
•
Consolidated adjusted EBITDA was negative ($2.2 million) compared with positive adjusted EBITDA of $6.9 million.

Cannabis Segment

•
Total Cannabis segment net sales increased 14% year-over-year to $35.5 million, representing 50% of total Village Farms sales; and
•
Total Cannabis segment adjusted EBITDA was $5.4 million compared with $9.4 million.

Canadian Cannabis (Pure Sunfarms and Rose LifeScience)

•
Canadian Cannabis net sales increased 15% to a record $30.4 million (C$38.0 million), with a gross margin of 32% (within the Company’s stated target range) and adjusted EBITDA of $5.4 million (C$6.7 million); and,
•
Canadian Cannabis retail branded sales increased 46% year-over-year and 26% sequentially.

U.S. Cannabis (Balanced Health Botanicals and VF Hemp)

•
U.S. Cannabis net sales were $5.1 million, with a gross margin of 69% and adjusted EBITDA of nil compared with net sales of $3.9 million, with a gross margin of 68% and adjusted EBITDA of $0.7 million. (Comparative results for the third quarter of 2021 include the contribution of Balance Health for the period August 16 through September 30 following the acquisition of Balanced Health Botanicals by Village Farms.)

Village Farms Fresh (Produce)

•
Sales were $35.5 million compared with $41.0, primarily due to lower volumes (including a lower percentage of higher priced specialty tomatoes), and adjusted EBITDA was negative ($4.9 million) compared with $1.3 million.

Strategic Growth and Operational Highlights

Canadian Cannabis

•
Total Canadian Cannabis market share grew steadily throughout the quarter and continued in October, marking four straight months of expansion, with Village Farms becoming the third best-selling cannabis producer in Canada across all product categories for the third quarter and was the top-selling cannabis producer in Canada across all product categories in October;
•
Pure Sunfarms maintained its number one brand position for dried flower in Canada and continued to expand its market share in key provinces like Ontario, Alberta and British Columbia;
•
Rose LifeScience expanded market share of its brands in Quebec becoming the number two licensed producer in Quebec in October, driven by the Promenade, Pure Laine Cannabis and Tam Tams brands;
•
The roll-out of our second BC-grown brand, The Original Fraser Valley Weed Co., focused on the value segment of the market, contributed to market share expansion in BC and Alberta, and was recently launched in Ontario;
•
The Pure Sunfarms brand expanded into the provinces and territories of Yukon, Northwest Territories, New Brunswick, Newfoundland and Labrador while Rose LifeScience launched select brands in the provinces and territories of Yukon, Northwest Territories and New Brunswick; and,
•
Pure Sunfarms placed number 17 of 430 companies, and was ranked the fastest growing cannabis company, by The Globe and Mail Report on Business’ 2022 ranking of Canada’s Top Growing Companies.

U.S. Cannabis

•
Balanced Health Botanicals launched the second product in its Synergy+ line. Deep Sleep Synergy+ is positioned to help customers fall asleep, and stay asleep, using plant-based ingredients to promote a refreshing slumber.

International Cannabis

•
Sales to Australia during the third quarter more than tripled from the first quarter of 2022 by both volume and dollars.

3. Based on estimated retail sales from HiFyre and Weed Crawler, as of October 31, 2022.

4. Based on estimated retail sales from Weed Crawler, as of October 31, 2022.

Canadian Cannabis Financial Performance Summary

(millions except % metrics)	Three Months Ended September 30,
	2022		2021		Change of C$
	C$	US$	C$	US$
Total Gross Sales	$59.6	$45.5	$45.6	$36.2	+31%
Total Net Sales	$39.8	$30.4	$34.5	$27.4	+15%
Total Cost of Sales [1]	$26.8	$20.5	$19.5	$15.5	-38%
Gross Margin [1]	$12.9	$9.9	$15.0	$11.9	-14%
Gross Margin % [1]	32%	33%	44%	44%	-25%
SG&A	$10.1	$7.6	$6.7	$5.3	-51%
Share-based compensation	$0.4	$0.3	$0.2	$0.2	-74%
Net income	$0.2	$0.2	$6.7	$5.7	-97%
Adjusted EBITDA [2]	$6.7	$5.4	$11.1	$8.8	-40%
Adjusted EBITDA Margin [2]	17%	18%	32%	32%	-47%

(millions except % metrics)	Nine Months Ended September 30,
	2022		2021		Change of C$
	C$	US$	C$	US$
Total Gross Sales	$154.1	$119.7	$118.1	$94.5	+30%
Total Net Sales	$105.4	$82.0	$87.0	$69.6	+21%
Total Cost of Sales [1]	$70.5	$54.9	$53.3	$42.6	-32%
Gross Margin [1]	$34.8	$27.1	$33.7	$27.0	+4%
Gross Margin % [1]	33%	33%	39%	39%	-14%
SG&A	$29.8	$22.9	$17.1	$13.7	-74%
Share-based compensation	$1.2	$0.9	$1.9	$1.5	+34%
Net income	$4.3	$3.0	$7.1	$6.1	-46%
Adjusted EBITDA [2]	$13.1	$10.6	$23.7	$19.0	-45%
Adjusted EBITDA Margin [2]	12%	13%	27%	27%	-55%

1. Total cost of sales and gross margin for the three months ended September 30, 2022 excludes the C$362 (US$279) investment adjustment charge and for the nine months ended September 30, 2022 excludes the C$4,477 (US$3,536) positive inventory adjustment and for the three and nine months ended September 30, 2021 excludes the (C$1,534) (US$1,217) and C$2,291 (US$1,841), respectively, inventory adjustment charge from the revaluation of inventory to fair value at the acquisition date of November 2, 2020. Total cost of sales and gross margin for the three and nine months ended September 30, 2022 excludes the US$1,404 catch-up of intangible amortization resulting from the September 30, 2022 finalization of Rose purchase price accounting.

2. Adjusted EBITDA is a non-GAAP measure, is not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP. For a reconciliation of Adjusted EBITDA to net income, see “Reconciliation of Net Income to Adjusted EBITDA” below.

Canadian Cannabis’ Percent of Sales by Product Group1

	Three months ended September 30,		Nine months ended September 30,
Channel	2022	2021	2022	2021
Retail, Flower	81%	59%	72%	64%
Retail, Derivatives	4%	7%	5%	9%
Wholesale, Flower and Trim	15%	34%	23%	27%

1.
Excludes Rose LifeScience commission-based revenue.

PRESENTATION OF FINANCIAL RESULTS

The Company’s financial statements for the three and nine months ended September 30, 2022, as well as the comparative periods for 2021, have been prepared and presented under United States Generally Accepted Accounting Principles (“GAAP”). Village Farms acquired 100% of Balanced Health Botanicals on August 16, 2021 and their operating results are consolidated in our Consolidated Statements of Income (Loss) for the three and nine months ended September 30, 2022 as well as for August 16, 2021 through September 30, 2021 for the three and nine months ended September 30, 2021. The Company acquired 70% of Rose LifeScience on November 15, 2021 and their results are presented in the operations of our consolidated wholly-owned subsidiaries and the minority interest is presented in Net Income (Loss) Attributable to Non-controlling Interests, Net of Tax for the three and nine months ended September 30, 2022.

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

Consolidated Financial Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022 (1)	2021 (1)	2022 (1)	2021 (1)
Sales	$71,056	$72,442	$224,115	$195,212
Cost of sales	(62,682)	(54,693)	(199,514)	(169,891)
Gross margin	8,374	17,749	24,601	25,321
Selling, general and administrative expenses	(16,868)	(13,132)	(51,241)	(30,249)
Share-based compensation	(926)	(1,820)	(3,004)	(5,705)
Interest expense	(982)	(620)	(2,330)	(1,959)
Interest income	60	50	129	99
Foreign exchange loss	(1,963)	(324)	(2,171)	(635)
Other expense, net	(17)	(119)	(14)	(354)
Impairments (2)	—	—	(29,799)	—
Write-off of joint venture loan	—	—	(592)	—
Gain (loss) on disposal of assets	7	—	7	(40)
Recovery of (provision for) income taxes	3,183	(1,077)	14,563	2,543
(Loss) income from consolidated entities	(9,132)	707	(49,851)	(10,979)
Less: net loss attributable to non-controlling interests, net of tax	387	—	701	—
Income (loss) from equity method investments	—	38	(2,667)	(175)
Net (loss) income attributable to Village Farms International Inc.	$(8,745)	$745	$(51,817)	$(11,154)
Adjusted EBITDA (3)	$(2,233)	$6,933	$(18,358)	$9,183
Basic (loss) income per share	$(0.10)	$0.01	$(0.59)	$(0.14)
Diluted (loss) income per share	$(0.10)	$0.01	$(0.59)	$(0.14)

1.
For the three and nine months ended September 30, 2022, Balanced Health’s financial results are fully consolidated in the financial results of the Company and Village Farms’ share of Rose LifeScience’s financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax. For the three and nine months ended September 30, 2021, Balanced Health’s post-acquisition financial results for August 16, 2021 through September 30, 2021 are fully consolidated in the financial results of the Company.
2.
Consists of impairments to goodwill of ($25,169) and intangible assets of ($4,630) that were triggered by inflationary effects on consumer spending, decreases in market capitalization of CBD companies and the continued federal regulation lack of clarity with respect to CBD. See Part 1, Item 1 Note 6 “Goodwill and Intangible Assets” for additional details.
3.
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

We caution that our results of operations for the three and nine months ended September 30, 2022 and 2021 may not be indicative of our future performance, particularly in light of the ongoing COVID-19 pandemic. We are currently unable to assess the ultimate impact of the COVID-19 pandemic on our business and our results of operations for future periods.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For the Three Months Ended September 30, 2022
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$35,527	$30,394	$5,135	$—	$—	$71,056
Cost of sales	(38,831)	(22,196)	(1,611)	(44)	—	(62,682)
Selling, general and administrative expenses	(2,777)	(7,574)	(3,655)	(14)	(2,848)	(16,868)
Share-based compensation	—	(311)	(65)	—	(550)	(926)
Other expense, net	(344)	(513)	(142)	—	(1,896)	(2,895)
Recovery of (provision for) income taxes	1,780	(38)	—	—	1,441	3,183
Loss from consolidated entities	(4,645)	(238)	(338)	(58)	(3,853)	(9,132)
Less: net loss attributable to non-controlling interests, net of tax	—	387	—	—	—	387
Net (loss) income	(4,645)	149	(338)	(58)	(3,853)	(8,745)
Adjusted EBITDA (3)	$(4,879)	$5,417	$10	$(58)	$(2,723)	$(2,233)
Basic (loss) income per share	$(0.05)	$0.00	$(0.00)	$(0.00)	$(0.04)	$(0.10)
Diluted (loss) income per share	$(0.05)	$0.00	$(0.00)	$(0.00)	$(0.04)	$(0.10)

	For the Three Months Ended September 30, 2021
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$41,152	$27,393	$3,838	$59	$—	$72,442
Cost of sales	(39,099)	(14,244)	(1,231)	(119)	—	(54,693)
Selling, general and administrative expenses	(2,239)	(5,324)	(2,063)	(59)	(3,447)	(13,132)
Share-based compensation	—	(186)	(63)	—	(1,571)	(1,820)
Other income (expense), net	(798)	112	(181)	(8)	(133)	(1,008)
Recovery of (provision for) income taxes	(497)	(2,024)	—	—	1,444	(1,077)
(Loss) income from consolidated entities	(1,481)	5,727	300	(127)	(3,707)	712
Income from equity method investments	—	—	33	—	—	33
Net (loss) income	(1,481)	5,727	333	(127)	(3,707)	745
Adjusted EBITDA (3)	1,334	8,775	659	(118)	(3,717)	$6,933
Basic (loss) income per share	$(0.03)	$0.07	$0.00	$(0.00)	$(0.03)	$0.01
Diluted (loss) income per share	$(0.003)	$0.07	$0.00	$(0.00)	$(0.03)	$0.01

	For the Nine Months Ended September 30, 2022
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$124,052	$81,956	$17,971	$136	$—	$224,115
Cost of sales	(140,613)	(52,739)	(5,899)	(263)	—	(199,514)
Selling, general and administrative expenses	(8,725)	(22,904)	(12,213)	(53)	(7,346)	(51,241)
Share-based compensation	—	(897)	(267)	—	(1,840)	(3,004)
Other expense, net	(776)	(1,490)	(154)	(6)	(1,953)	(4,379)
Write-off of joint venture loan	—	—	(592)	—	—	(592)
Impairments (2)	—	—	(29,799)	—	—	(29,799)
Recovery of (provision for) income taxes	6,322	(1,668)	7,025	—	2,884	14,563
(Loss) income from consolidated entities	(19,740)	2,258	(23,928)	(186)	(8,255)	(49,851)
Less: net loss attributable to non-controlling interests, net of tax	—	701	—	—	—	701
Loss from equity method investments	—	—	(2,667)	—	—	(2,667)
Net (loss) income	(19,740)	2,959	(26,595)	(186)	(8,255)	(51,817)
Adjusted EBITDA (3)	$(21,362)	$10,558	$(43)	$(180)	$(7,331)	$(18,358)
Basic (loss) income per share	$(0.22)	$0.03	$(0.29)	$(0.00)	$(0.10)	$(0.59)
Diluted (loss) income per share	$(0.22)	$0.03	$(0.29)	$(0.00)	$(0.10)	$(0.59)

	For the Nine Months Ended September 30, 2021
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$121,558	$69,614	$3,838	$202	$—	$195,212
Cost of sales	(122,486)	(44,433)	(1,231)	(1,741)	—	(169,891)
Selling, general and administrative expenses	(7,736)	(13,660)	(2,063)	(143)	(6,647)	(30,249)
Share-based compensation	—	(1,471)	(63)	—	(4,171)	(5,705)
Other expense, net	(798)	(1,282)	(181)	(29)	(599)	(2,889)
Recovery of (provision for) income taxes	2,875	(2,654)	—	—	2,322	2,543
(Loss) income from consolidated entities	(6,587)	6,114	300	(1,711)	(9,095)	(10,979)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	—	—	—	—	—
Loss from equity method investments	—	—	(175)	—	—	(175)
Net (loss) income	(6,587)	6,114	125	(1,711)	(9,095)	(11,154)
Adjusted EBITDA (3)	(3,138)	18,977	532	(269)	(6,919)	$9,183
Basic (loss) income per share	$(0.08)	$0.08	$0.00	$(0.02)	$(0.12)	$(0.14)
Diluted (loss) income per share	$(0.08)	$0.08	$0.00	$(0.02)	$(0.12)	$(0.14)

1.
For the three and nine months ended September 30, 2022, Balanced Health’s financial results are fully consolidated in the financial results of the Company and Village Farms’ share of Rose LifeScience’s financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax. For the three and nine months ended September 30, 2021, Balanced Health’s post-acquisition financial results for August 16, 2021 through September 30, 2021 are fully consolidated in the financial results of the Company.
2.
Consists of impairments to goodwill of ($25,169) and intangible assets of ($4,630) that were triggered by inflationary effects on consumer spending, decreases in market capitalization of CBD companies and the continued federal regulation lack of clarity with respect to CBD. See Part 1, Item 1 Note 6 “Goodwill and Intangible Assets” for additional details.
3.
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

A detailed discussion of our consolidated and segment results can be found in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022 (the “Quarterly Report”), which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in Canada on SEDAR (www.sedar.com). In addition, the Quarterly Report can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Reconciliation of Net Income to Adjusted EBITDA

The following table reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of U.S. dollars)	2022 (1)	2021 (1)	2022 (1)	2021 (1)
Net (loss) income	$(8,745)	$745	$(51,817)	$(11,154)
Add:
Amortization	3,007	3,306	8,479	10,616
Foreign currency exchange loss (gain)	1,934	286	2,182	521
Interest expense, net	922	570	2,201	1,860
Recovery of income taxes	(3,183)	1,077	(14,563)	(2,543)
Share-based compensation	926	1,820	3,004	5,705
Interest expense for VFH	0	13	39	40
Amortization for JVs	1,197	(64)	1,288	—
Deferred financing fees	44	68	171	234
Other expense	(14)	181	120	181
Impairments (2)	—	—	29,799	—
JV loan write-off	—	—	592	—
Share of loss on JV inventory impairment	—	—	2,284	—
Incremental utility costs due to storm	—	—	—	1,400
Foreign currency exchange (gain) loss for JVs	1	—	2	—
Purchase price adjustment (3)	1,683	(1,217)	(2,132)	1,841
Gain on disposal of assets	(5)	—	(7)	35
Adjusted EBITDA (4)	$(2,233)	$6,785	$(18,358)	$8,736
Adjusted EBITDA for JVs (5)	$—	$(13)	$(327)	$(140)
Adjusted EBITDA excluding JVs	$(2,233)	$6,798	$(18,031)	$8,876

1.
For the three and nine months ended September 30, 2022, Balanced Health’s financial results are fully consolidated in the financial results of the Company and Village Farms’ share of Rose LifeScience’s financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax. For the three and nine months ended September 30, 2021, Balanced Health’s post-acquisition financial results for August 16, 2021 through September 30, 2021 are fully consolidated in the financial results of the Company.
2.
Consists of impairments to goodwill of ($25,169) and intangible assets of ($4,630) that were triggered by inflationary effects on consumer spending, decreases in market capitalization of CBD companies and the continued federal regulation lack of clarity with respect to CBD. See Part 1, Item 1 Note 6 “Goodwill and Intangible Assets” for additional details.
3.
The purchase price adjustment primarily reflects the non-cash accounting charge resulting from the revaluation of Pure Sunfarms’ inventory to fair value at the acquisition date on November 2, 2020 and the catch-up of intangible amortization resulting from the September 30, 2022 finalization of the Rose purchase price accounting.
4.
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.
5.
The Adjusted EBITDA for JVs consists of the VF Hemp Adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and Management’s Discussion & Analysis ("MD&A”) for the three and nine months ended September 30, 2022 in the Quarterly Report, which will be filed on

(www.sec.gov/edgar.shtml) and SEDAR (www.sedar.com) and will be available at www.villagefarms.com.

Completion of Continuance into the Province of Ontario

On November 9, 2022, the Company completed its continuance (the “Continuance”) from the Canada Business Corporations Act into the Province of Ontario under the Business Corporations Act (Ontario) (the “OBCA”). The Continuance was approved by the Company’s shareholders at the Company’s annual and special meeting of shareholders held on May 24, 2022. As a result of the Continuance, the Company is now governed by the OBCA.

Conference Call

Village Farms’ management team will host a conference call today, Wednesday, November 9, 2022, at 8:30 a.m. ET to discuss its financial results. Participants can access the conference call by telephone by dialing (416) 764-8659 or (888) 664-6392, or via the Internet at: https://app.webinar.net/Q8rLNPLNepq. The live question and answer session will be limited to analysts; however, others are invited to submit their questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email as part of the conference call question and answer session as time permits.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial (416) 764-8677 or (888) 390-0541 and enter the passcode 675731 followed by the pound (#) key. The telephone replay will be available until Wednesday, November 16, 2022 at midnight (ET). The conference call will also be available on Village Farms' web site at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International, Inc.

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods opportunities, with a strong foundation as a leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada, and new high-growth opportunities in the cannabis and CBD categories in North America and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands. The Company also owns 70% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential, with an initial focus on the Asia-Pacific region and Europe.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Inc. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; market position; ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the US federal (Food and Drug Administration and United States Department of Agriculture), state and municipal rules and regulations with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; the ongoing COVID-19 pandemic; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Lawrence Chamberlain Investor Relations (416) 519-4196 lawrence.chamberlain@loderockadvisors.com

Village Farms International, Inc.

Consolidated Statements of Financial Position

(In thousands of United States dollars)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS		
Current assets		
Cash and cash equivalents	$ 18,165	$ 53,417
Restricted cash	5,000	5,250
Trade receivables	32,905	34,360
Inventories	74,072	68,677
Other receivables	517	616
Income tax receivable	1,469	2,430
Prepaid expenses and deposits	11,083	10,209
Total current assets	143,211	174,959
Non-current assets		
Property, plant and equipment	207,658	215,704
Investment in in minority interests	2,109	2,109
Note receivable - joint venture	-	3,256
Goodwill	79,443	117,533
Intangibles	36,402	26,394
Deferred tax asset	30,238	16,766
Right-of-use assets	9,587	7,609
Other assets	2,646	2,581
Total assets	$ 511,294	$ 566,911
LIABILITIES		
Current liabilities		
Line of credit	$ 7,650	$ 7,760
Trade payables	25,458	22,597
Current maturities of long-term debt	9,449	11,416
Accrued sales taxes	14,305	3,899
Accrued loyalty program	1,923	2,098
Accrued liabilities	14,860	14,168
Lease liabilities - current	1,962	962
Income tax payable	972	-
Other current liabilities	2,214	1,413
Total current liabilities	78,793	64,313
Non-current liabilities		
Long-term debt	44,851	50,419
Deferred tax liability	18,638	18,657
Lease liabilities - non-current	8,216	6,711
Other liabilities	1,600	1,973
Total liabilities	152,098	142,073
Commitments and contingencies		
MEZZANINE EQUITY		
Redeemable non-controlling interests	15,732	16,433
SHAREHOLDERS' EQUITY		
Common stock	366,561	365,561
Additional paid in capital	12,389	9,369
Accumulated other comprehensive loss	(11,215)	6,696
Retained earnings	(25,038)	26,779
Total Village Farm International Inc. shareholders' equity	342,697	408,405
Non-controlling interest	767	-
Total shareholders' equity	343,464	408,405
Total liabilities and shareholders' equity	$ 511,294	$ 566,911

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Nine Months Ended September 30,	
	2022	2021
Cash flows used in operating activities:		
Net loss	$ (51,817)	$ (11,154)
Adjustments to reconcile net (loss) income to net cash used in operating activities:		
Depreciation and amortization	11,061	9,364
Amortization of deferred charges	171	234
Share of loss from joint ventures	2,667	175
Net loss attributable to non-controlling interest	(701)	-
Interest expense	2,330	1,959
Interest income	(129)	(99)
Interest paid on long-term debt	(2,989)	(2,926)
Unrealized foreign exchange loss	77	19
Impairments	29,799	-
Write-off of joint venture loan	592	-
(Gain) loss on disposal of assets	(7)	40
Non-cash lease expense	775	(376)
Share-based compensation	3,004	5,705
Deferred income taxes	(19,670)	(3,196)
Changes in non-cash working capital items	11,621	(20,851)
Net cash used in operating activities	(13,216)	(21,106)
Cash flows used in investing activities:		
Purchases of property, plant and equipment	(12,869)	(15,131)
Acquisitions, net	(4,693)	(25,944)
Advances to joint ventures	-	(15)
Notes receivable	(1,914)	(1,109)
Net cash used in investing activities	(19,476)	(42,199)
Cash flows (used in) provided by financing activities:		
Proceeds from borrowings	4,000	4,147
Repayments on borrowings	(6,262)	(7,410)
Proceeds from issuance of common stock and warrants	824	135,000
Issuance costs	-	(7,511)
Proceeds from exercise of stock options	192	199
Proceeds from exercise of warrants	-	18,495
Share repurchases	-	(5,000)
Payments on capital lease obligations	(782)	(537)
Payment of note payable related to acquisition	-	(15,498)
Net cash (used in) provided by financing activities	(2,028)	121,885
Effect of exchange rate changes on cash and cash equivalents	(782)	191
Net (decrease) increase in cash and cash equivalents	(35,502)	58,771
Cash and cash equivalents, beginning of period	58,667	25,679
Cash and cash equivalents, end of period	$ 23,165	$ 84,450